         As filed with the Securities and Exchange Commission on March 8, 1999
                                                      Registration No. 333-00039

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        Post-Effective Amendment No. 2 to

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             FRUIT OF THE LOOM, LTD.
             (Exact Name of Registrant as specified in its Charter)

     CAYMAN ISLANDS                                           NONE
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

                                P.O Box 31311 SMB
                           Safehaven Corporate Center
                        Grand Cayman, Cayman Islands, BWI
                                 (345) 949-6690
           (Address of principal executive offices including zip code)

       FRUIT OF THE LOOM, INC. 1995 EXECUTIVE INCENTIVE COMPENSATION PLAN
         FRUIT OF THE LOOM, INC. 1995 NON-EMPLOYEE DIRECTORS' STOCK PLAN
                            (Full title of the plans)

                                 John J. Ray III
                          Vice President and Secretary
                            Fruit of the Loom, Ltd.,
                                5000 SEARS TOWER
                             Chicago, Illinois 60606
                                 (312) 876-1724
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Howard S. Lanznar, Esq., P.C.
                              Katten Muchin & Zavis
                             525 West Monroe Street
                             Chicago, Illinois 60661
                                 (312) 902-5200

         This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), by Fruit of the Loom, Ltd., a Cayman Islands company ("FTL-Cayman" or the "Company"), as successor to Fruit of the Loom, Inc., a Delaware corporation ("FTL-Delaware"). FTL-Cayman hereby expressly adopts the Registration Statement on Form S-8 (File No. 333-00039) as its own Registration Statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

         The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

         The following prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C to Form S-8, may be used for reofferings and resales of the Company's Class A ordinary shares, par value $.01 per share ("Class A Shares" or "Shares"), previously acquired by the persons named therein upon the exercise of options granted under the Fruit of the Loom, Inc. 1995 Executive Incentive Compensation Plan and the Fruit of the Loom, Inc. 1995 Non-Employee Directors' Stock Plan (the "Plans").

                             FRUIT OF THE LOOM, LTD.

                            5,701,341 CLASS A SHARES

                                P.O Box 31311 SMB
                           Safehaven Corporate Center
                        Grand Cayman, Cayman Islands, BWI
                                 (345) 949-6690


                  This Prospectus relates to up to 5,701,341 Class A ordinary shares, par value $.01 per share ("Class A Shares" or "Shares"), of Fruit of the Loom, Ltd. ("FTL-Cayman" or the "Company"), which may be offered by the Selling Security Holders (as hereinafter defined) listed herein under the caption "Selling Security Holders." The Shares may be acquired upon the exercise of stock options granted to the Selling Security Holders.

                  The 5,701,341 Shares covered by this Prospectus may be offered by the Selling Security Holders from time to time in transactions on the New York Stock Exchange ("NYSE"), at prices and terms then obtainable, through negotiated transactions at negotiated prices, or through underwriters, broker-dealers or otherwise; there is, however, no commitment to sell any of these Shares. The amount of Shares offered will be determined from time to time by the Selling Security Holders in their sole discretion. The Company will not receive any part of the proceeds of any sales made hereunder. Any brokers' commissions, discounts, or other underwriters' compensation will be paid by the Selling Security Holders.

                  The Selling Security Holders, and the broker-dealers through whom sales may be made, may, the Company not so conceding, be deemed to be underwriters under the Securities Act, and any commissions paid or any discounts or concessions allowed to such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

                  The Company's Class A Shares are traded on the NYSE. On March 4, 1999, the closing price of the Class A Shares on the NYSE was $12.063 per Share.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
                 COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                     OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is March 8, 1999

         TABLE OF CONTENTS

                                                      PAGE

Available Information .............................    6

Incorporation of Certain Documents by Reference ...    7

Enforceability of Civil Liabilities against Foreign
Persons ...........................................    8

Selling Security Holders ..........................    9

Plan of Distribution ..............................   12

Description of Capital Stock ......................   13

Legal Matters .....................................   15

                  No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Security Holders. Neither the delivery of this Prospectus nor any sale made through its use shall imply that there has been no change in the affairs of the Company since the date hereof.


                              AVAILABLE INFORMATION

                  The Company is subject to certain of the informational requirements of the Exchange Act, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and are also available for inspection and copying at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates by mail addressed to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Reports and other information concerning the Company can also be inspected. The Commission maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that submit electronic filings to the Commission. The Company's Class A Shares are listed on the NYSE, and reports, proxy and information statements and other information concerning the Company may also be inspected at offices of the NYSE, 20 Broad Street, New York, New York 10005.

                  The Company has filed a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act with the Commission with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied in the manner and at the sources described above.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents, which have been filed with the Commission, are incorporated herein by reference and made a part hereof:

                  (i) The Annual Report on Form 10-K for the year ended December 31, 1997 of FTL-Delaware as amended on Form 10K/A dated August 10, 1998;

                  (ii) The Quarterly Report on Form 10-Q for the quarter ended September 26, 1998 of FTL-Delaware; and

                  (iii) The Quarterly Report on Form 10-Q for the quarter ended June 27, 1998 of FTL-Delaware; and

                  (iv) The Quarterly Report on Form 10-Q for the quarter ended March 28, 1998 of FTL-Delaware; and

                  (v) The Current Reports on Form 8-K dated February 11, 1998, February 12, 1998, July 24, 1998, February 17, 1999 and March 4, 1999 and on Form 8-K/A dated February 23, 1998 of FTL-Delaware; and

                  (vi) The description of the Company's Class A Shares contained in the Company's Registration Statement on Form S-4 (Registration No. 333-46007), and all amendments thereto (the "S-4 Registration Statement"); and

                  (vii) The S-4 Registration Statement.

                  In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

                  Any statement contained in the document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  Copies of all documents incorporated herein by reference other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein) will be provided without charge to each person who receives a copy of this Prospectus upon written or oral request to the Company's principal executive offices at: Fruit of the Loom, Ltd., P.O Box 31311 SMB, Safehaven Corporate Center, Grand Cayman, Cayman Islands BWI, Attention:
Secretary (telephone: (345) 949-6690).


           ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

         The Company is a Cayman Islands company, certain of its officers and directors may be residents of various jurisdictions outside the United States and its Cayman Islands counsel, Truman Bodden & Company, are residents of the Cayman Islands. All or a substantial portion of the assets of the Company and of such persons may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce in United States courts judgments obtained against such persons. The Company has irrevocably agreed that it may be served with process with respect to actions based on offers and sales of securities made hereby in the United States by serving John J. Ray III, c/o Fruit of the Loom, Inc., 5000 Sears Tower, 233 South Wacker Drive, Chicago, Illinois 60606, its United States agent appointed for that purpose. The Company has been advised by its Cayman Islands counsel, Truman Bodden & Company, that there is doubt as to whether Cayman Islands courts would enforce (a) judgments of United States courts obtained in actions against such persons or the Company that are predicated upon the civil liability provisions of the Securities Act or (b) in original actions brought in the Cayman Islands against the Company or such persons predicated upon the Securities Act. There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement, and there are grounds upon which Cayman Islands courts may not enforce judgments of United States courts. Certain remedies available under the United States federal securities laws may not be allowed in Cayman Islands courts as contrary to that nation's policy.

                            SELLING SECURITY HOLDERS

                  Each of the Selling Security Holders (each, a "Selling Security Holder") identified below is a holder of non-qualified stock options and performance shares granted by the Company, and this Prospectus covers the possible resale of the Shares issued or issuable upon the exercise of these options or awards.

WILLIAM FARLEY

                  William Farley, Chairman of the Board, Chief Executive Officer and a director of the Company, was granted non-qualified stock options on January 30, 1992 to acquire a total of 175,000 Shares at $17.75 per Share. As of the date hereof, all of these non-qualified stock options are immediately exercisable. On May 17, 1994, Mr. Farley was granted non-qualified stock options to acquire a total of 74,600 Shares at $17.75 per Share. As of the date hereof, all of these non-qualified stock options are immediately exercisable. On December 18, 1994, Mr. Farley was granted non-qualified stock options to acquire a total of 546,750 Shares at $17.75 per Share. As of the date hereof, 364,500 of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to an additional 91,125 Shares on each of December 18, 1999 and 2000. On May 16, 1995, Mr. Farley was granted non-qualified stock options to acquire a total of 88,880 Shares at $17.75 per Share. As of the date hereof, all of these non-qualified stock options are immediately exercisable. On February 21, 1996, Mr. Farley was granted non-qualified stock options to acquire a total of 605,800 Shares at $25.875 per Share. As of the date hereof, all of these non-qualified stock options are immediately exercisable. On February 13, 1997, Mr. Farley was granted non-qualified stock options to acquire a total of 940,000 Shares at $41.00 per Share. As of the date hereof, 470,000 of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to an additional 235,000 Shares on each of February 13, 2000 and 2001. On November 10, 1998, Mr. Farley was granted non-qualified stock options to acquire a total of 1,545,800 Shares at $19.1250 per Share. As of the date hereof, none of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to 515,266 Shares on November 10, 1999 and 515,267 Shares on each of November 10, 2000 and 2001. On January 6, 1999, Mr. Farley was granted non-qualified stock options to acquire a total of 1,000,000 Shares at $17.00 per Share. As of the date hereof, none of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to 333,333 Shares on January 6, 2000, 333,334 Shares on January 6, 2001 and 333,333 Shares on January 6, 2002. All of these Shares are covered by this Prospectus. On March 4, 1999, Mr. Farley directly and indirectly beneficially owned 454,855 Shares and 5,229,421 Shares of the Company's Class B Common Stock, $.01 par value (the "Class B Common Stock").

G. WILLIAM NEWTON

                  G. William Newton, Senior Vice President - Finance and Acting Chief Financial Officer of the Company, was granted non-qualified stock options on December 18, 1994 to acquire a total of 9,113 Shares at $17.75 per Share. As of the date hereof, 3,038 of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to an additional 3,037 Shares on December 18, 1999 and 3,038 Shares on December 18, 2000. On February 21, 1996, Mr. Newton was granted non-qualified stock options to acquire a total of 15,067 Shares at $25.875 per Share. As of the date hereof, options to acquire all of these Shares are immediately exercisable. On February 13, 1997, Mr. Newton was granted non-qualified stock options to acquire a total of 12,500 Shares at $41.00 per Share. As of the date hereof, 8,333 of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to an additional 4,167 Shares on February 13, 2000. On February 24, 1998, Mr. Newton was granted non-qualified stock options to acquire a total of 5,000 Shares at $30.125 per Share. As of the date hereof, 1,666 of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to an additional 1,667 Shares on each of February 24, 2000 and 2001. On November 10, 1998, Mr. Newton was granted non-qualified stock options to acquire a total of 32,567 Shares at $19.125 per Share. As of the date hereof, none of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to 10,855 Shares on November 10, 1999 and 10,856 Shares on each of November 10, 2000 and 2001. On January 6, 1999, Mr. Newton was granted non-qualified stock options to acquire a total of 25,000 Shares at $17.00 per Share. As of the date hereof, none of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to 8,333 Shares on January 6, 2000, 8,334 Shares on January 6, 2001 and 8,333 Shares on January 6, 2002. All of these Shares are covered by this Prospectus. On March 4, 1999, Mr. Newton beneficially owned 29,145 Shares.

BRIAN J. HANIGAN

                  Brian J. Hanigan, Vice President, Treasurer and Assistant Secretary of the Company, was granted non-qualified stock options on July 8, 1992 to acquire 1,652 Shares at $17.75 per Share. As of the date hereof, 1,192 of these non-qualified stock options are immediately exercisable. On May 18, 1993, Mr. Hanigan was granted non-qualified stock options to acquire 1,642 Shares at $17.75 per Share. As of the date hereof, all of these non-qualified stock options are immediately exercisable. On May 17, 1994, Mr. Hanigan was granted non-qualified stock options to acquire 1,865 Shares at $17.75. As of the date hereof, all of these non-qualified stock options are immediately exercisable. On May 16, 1995, Mr. Hanigan was granted non-qualified stock options to acquire 1,010 Shares at $30.125 per Share. As of the date hereof, all of these non-qualified stock options are immediately exercisable. On February 24, 1998, Mr. Hanigan was granted non-qualified stock options to acquire a total of 5,000 Shares at $30.125 per Share. As of the date hereof, 1,666 of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to an additional 1,667 Shares on each of February 24, 2000 and 2001. On November 10, 1998, Mr. Hanigan was granted non-qualified stock options to acquire a total of 28,000 Shares at $19.125 per Share. As of the date hereof, none of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to 9,333 Shares on November 10, 1999, 9,334 Shares on November 10, 2000 and 9,333 Shares on November 10, 2001. On January 6, 1999, Mr. Hanigan was granted non-qualified stock options to acquire a total of 25,000 Shares at $17.00 per Share. As of the date hereof, none of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to 8,333 Shares on January 6, 2000, 8,334 Shares on January 6, 2001 and 8,333 Shares on January

6, 2002. All of these Shares are covered by this Prospectus. On March 4, 1999, Mr. Hanigan beneficially owned 24,042 Shares.

JOHN J. RAY III

                  John J. Ray III, Vice President and Secretary of the Company, was granted non-qualified stock options on January 15, 1998 to acquire a total of 25,000 Shares at $23,875 per Share. As of the date hereof, 8,333 of these non-qualified stock options are immediately exercisable. On February 24, 1998, Mr. Ray was granted non-qualified stock options to acquire a total of 10,000 Shares at $30.125 per Share. As of the date hereof, 3,333 of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to 3,334 Shares on February 24, 2000 and 3,333 Shares on February 24, 2001. On September 10, 1998, Mr. Ray was granted non-qualified stock options to acquire a total of 12,000 Shares at $19.1875 per Share. As of the date hereof, none of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to 4,000 Shares on each of September 10, 1999, 2000 and 2001. On November 10, 1998, Mr. Ray was granted non-qualified stock options to acquire a total of 35,000 Shares at $19.125 per Share. As of the date hereof, none of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to 11,666 Shares on November 10, 1999 and 11,667 Shares on each of November 10, 2000 and 2001. On January 6, 1999, Mr. Ray was granted non-qualified stock options to acquire a total of 25,000 Shares at $17.00 per Share. As of the date hereof, none of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to 8,333 Shares on January 6, 2000, 8,334 Shares on January 6, 2001 and 8,333 Shares on January 6, 2002. All of these Shares are covered by this Prospectus. On March 4, 1999, Mr. Ray beneficially owned 11,666 Shares.

JOHN SALISBURY

         John Salisbury, President - Packaged Goods of the Company, was granted non-qualified stock options on September 8, 1997 to acquire a total of 75,000 Shares at $27.0625 per Share. As of the date hereof, 25,000 of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to an additional 25,000 Shares on each of September 8, 1999 and 2000. On February 24, 1998, Mr. Salisbury was granted non-qualified stock options to acquire a total of 50,000 Shares at $30.125 per Share. As of the date hereof, 16,666 of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect o an additional 16,667 Shares on each of February 24, 2000 and 2001. On November 10, 1998, Mr. Salisbury was granted non-qualified stock options to acquire a total of 125,000 Shares at $19.125 per Share. As of the date hereof, none of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to 41,666 Shares on November 10, 1999 and 41,667 Shares on each of November 10, 2000 and 2001. On January 6, 1999, Mr. Salisbury was granted non-qualified stock options to acquire a total of 25,000 Shares at $17.00 per Share. As of the date hereof, none of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to 8,333 Shares on January 6, 2000, 8,334 Shares on January 6, 2001 and 8,333 Shares on January 6, 2002. All of these Shares are covered by this Prospectus. On March 4, 1999, Mr. Salisbury beneficially owned 47,986 Shares.

FELIX SULZBERGER

         Felix Sulzberger, President - European Operations of the Company, was granted restricted stock options on November 17, 1997, to acquire a total of 35,000 Shares at $0.00 per Share. As of the date hereof, none of these restricted stock options are immediately exercisable. These restricted stock options vest with respect to 8,750 Shares on each of November 17, 1999, 2000 and 2001. On November 17, 1997, Mr. Sulzberger was granted non-qualified stock options to acquire 75,000 Shares at $24.6250 per Share. As of the date hereof, 25,000 of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to an additional 25,000 Shares on each of November 17, 1999 and 2000. On February 24, 1998, Mr. Sulzberger was granted non-qualified stock options to acquire 25,000 Shares at $30.125 per Share. As of the date hereof, 8,333 of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to an additional 8,334 Shares on February 24, 2000 and 8,333 Shares on February 24, 2001. On January 6, 1999, Mr. Sulzberger was granted non-qualified stock options to acquire a total of 10,000 Shares at $17.00 per Share. As of the date hereof, none of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to 3,333 Shares on January 6, 2000, 3,334 Shares on January 6, 2001 and 3,333 Shares on January 6, 2002. All of these Shares are covered by this Prospectus. On March 4, 1999, Mr. Sulzberger beneficially owned 33,333 Shares.

EDGAR F. TURNER

                  Edgar F. Turner, Executive Vice President - Operations of the Company, was granted non-qualified stock options on March 2, 1998 to acquire a total of 50,000 Shares at $32.3750 per Share. As of the date hereof, none of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to 16,666 Shares on March 2, 1999 and 16,667 Shares on each of March 2, 2000 and 2001. On September 10, 1998, Mr. Turner was granted non-qualified stock options to acquire a total of 20,000 Shares at $19.1875 per Share. As of the date hereof, none of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to 6,666 Shares on September 10, 1999 and 6,667 Shares on each of September 10, 2000 and 2001. On November 10, 1998, Mr. Turner was granted non-qualified stock options to acquire a total of 50,000 Shares at $19.1250 per Share. As of the date hereof, none of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to 16,666 Shares on November 10, 1999 and 16,667 Shares on each of November 10, 2000 and 2001. On January 6, 1999, Mr. Turner was granted non-qualified stock options to acquire a total of 25,000 Shares at $17.00 per Share. As of the date hereof, none of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to 8,333 Shares on January 6, 2000, 8,334 Shares on January 6, 2001 and 8,333 Shares on January 6, 2002. All of these Shares are covered by this Prospectus. On March 4, 1999, Mr. Turner beneficially owned 16,666 Shares.

VINCENT TYRA

                   Vincent Tyra, President - Activewear of the Company, was granted non-qualified stock options on September 8, 1997, Mr. Tyra was granted non-qualified stock options to acquire a total of 35,000 Shares at $27.0625 per Share. As of the date hereof, 11,666 of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to an additional 11,667 Shares on each of September 8, 1999 and 2000. On February 24, 1998, Mr. Tyra was granted non-qualified stock options to acquire a total of 30,000 Shares at $30.125 per Share. As of the date hereof, 10,000 of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to an additional 20,000 Shares on each of February 24, 2000 and 2001. On September 10, 1998, Mr. Tyra was granted non-qualified stock options to acquire a total of 15,000 Shares at $19.1875 per Share. As of the date hereof, none of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to 5,000 Shares on each of September 10, 1999, 2000 and 2001. On November 10, 1998, Mr. Tyra was granted non-qualified stock options to acquire a total of 65,000 Shares at $19.1250 per Share. As of the date hereof, none of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to 21,666 Shares on November 10, 1999 and 21,667 Shares on each of November 10, 2000 and 2001. On January 6, 1999, Mr. Tyra was granted non-qualified stock options to acquire a total of 25,000 Shares at $17.00 per Share. As of the date hereof, none of these non-qualified stock options are immediately exercisable. These non-qualified stock options vest with respect to 8,333 Shares on January 6, 2000, 8,334 Shares on January 6, 2001 and 8,333 Shares on January 6, 2002. On March 4, 1999, Mr. Tyra beneficially owned 24,251 Shares.

OMAR Z. AL ASKARI

         Omar Z. Al Askari, a director of the Company, was granted restricted stock options on September 11, 1996, to acquire a total of 1,850 Shares at $0.00. As of the date hereof, all of these restricted stock options are immediately exercisable. On September 10, 1997, Mr. Al Askari was granted restricted stock options to acquire a total of 1,850 Shares at $0.00 per Share. As of the date hereof, none of these restricted stock options are immediately exercisable. These restricted stock options vest with respect to 1,850 Shares on September 10, 1999. On November 10, 1998, Mr. Al Askari was granted restricted stock options to acquire a total of 5,000 Shares at $0.000 per Share. As of the date hereof, none of these restricted stock options are immediately exercisable. These restricted stock options vest with respect to 5,000 Shares on November 10, 2000. On April 16, 1999, Mr. Al Askari will be granted restricted stock options to acquire a total of 2,500 Shares at $0.000 per Share. As of the date hereof, none of these restricted stock options are immediately exercisable. These restricted stock options vest with respect to 2,500 Shares on April 16, 2001. All of these Shares are covered by this Prospectus. On March 4, 1999, Mr. Al Askari beneficially owned 22,849 Shares.

DENNIS S. BOOKSHESTER

         Dennis S. Bookshester, a director of the Company, was granted restricted stock options on September 11, 1996 to acquire a total of 1,850 Shares at $0.00. As of the date hereof, all of these restricted stock options are immediately exercisable. On September 10, 1997, Mr. Bookshester was granted restricted stock options to acquire a total of 1,850 Shares at $0.00 per Share. As of the date hereof, none of these restricted stock options are immediately exercisable. These restricted stock options vest with respect to 1,850 Shares on September 10, 1999. On November 10, 1998, Mr. Bookshester was granted restricted stock options to acquire a total of 5,000 Shares at $0.00 per Share. As of the date hereof, none of these restricted stock options are immediately exercisable. These restricted stock options vest with respect to 5,000 Shares on November 10, 2000. On April 16, 1999, Mr. Bookshester will be granted restricted stock options to acquire a total of 2,500 Shares at $0.00 per Share. As of the date hereof, none of these restricted stock options are immediately exercisable. These restricted stock options vest with respect to 2,500 Shares on April 16, 2001. All of these Shares are covered by this Prospectus. On March 4, 1999, Mr. Bookshester beneficially owned 23,239 Shares.

HENRY A. JOHNSON

         Henry A. Johnson, a director of the Company, was granted restricted stock options on September 11, 1996 to acquire a total of 1,850 Shares at $0.00. As of the date hereof, all of these restricted stock options are immediately exercisable. On September 10, 1997, Mr. Johnson was granted restricted stock options to acquire a total of 1,850 Shares at $0.00 per Share. As of the date hereof, none of these restricted stock options are immediately exercisable. These restricted stock options vest with respect to 1,850 Shares on

September 10, 1999. On April 16, 1999, Mr. Johnson will be granted restricted stock options to acquire a total of 2,500 Shares at $0.000 per Share. As of the date hereof, none of these restricted stock options are immediately exercisable. These restricted stock options vest with respect to 2,500 Shares on April 16, 2001. All of these Shares are covered by this Prospectus. On March 4, 1999, Mr. Johnson beneficially owned 17,850 Shares.

MARK H. McCORMACK

         Mark H. McCormack, a director of the Company was granted restricted stock options on December 18, 1998 to acquire a total of 2,500 Shares at $0.00 per Share. As of the date hereof, none of these restricted stock options are immediately exercisable. These restricted stock options vest with respect to 2,500 Shares on December 18, 2000. On April 16, 1999, Mr. McCormack will be granted restricted stock options to acquire a total of 2,500 Shares at $0.00 per Share. As of the date hereof, none of these restricted stock options are immediately exercisable. These restricted stock options vest with respect to 2,500 Shares on April 16, 2001. All of these Shares are covered by this Prospectus. On March 4, 1999, Mr. McCormack beneficially owned no Shares.

A. LORNE WEIL

         A. Lorne Weil, a director of the Company, was granted restricted stock options on September 11, 1996 to acquire a total of 1,850 Shares at $0.00. As of the date hereof, all of these restricted stock options are immediately exercisable. On September 10, 1997, Mr. Weil was granted restricted stock options to acquire a total of 1,850 Shares at $0.00 per Share. As of the date hereof, none of these restricted stock options are immediately exercisable. These restricted stock options vest with respect to 1,850 Shares on September 10, 1999. On November 10, 1998, Mr. Weil was granted restricted stock options to acquire a total of 5,000 Shares at $0.00 per Share. As of the date hereof, none of these restricted stock options are immediately exercisable. These restricted stock options vest with respect to 5,000 Shares on November 10, 2000. On April 16, 1999, Mr. Weil will be granted restricted stock options to acquire a total of 2,500 Shares at $0.00 per Share. As of the date hereof, none of these restricted stock options are immediately exercisable. These restricted stock options vest with respect to 2,500 Shares on April 16, 2001. All of these Shares are covered by this Prospectus. On March 4, 1999, Mr. Weil beneficially owned 21,349 Shares.

BRIAN G. WOLFSON

         Brian G. Wolfson, a director of the Company, was granted restricted stock options on September 11, 1996 to acquire a total of 1,850 Shares at $0.00. As of the date hereof, all of these restricted stock options are immediately exercisable. On September 10, 1997, Mr. Wolfson was granted restricted stock options to acquire a total of 1,850 Shares at $0.00 per Share. As of the date hereof, none of these restricted stock options are immediately exercisable. These restricted stock options vest with respect to 1,850 Shares on September 10, 1999. On November 10, 1998, Mr. Wolfson was granted restricted stock options to acquire a total of 5,000 Shares at $0.00 per Share. As of the date hereof, none of these restricted stock options are immediately exercisable. These restricted stock options vest with respect to 5,000 Shares on November 10, 2000. On April 16, 1999, Mr. Wolfson will be granted restricted stock options to acquire a total of 2,500 Shares at $0.00 per Share. As of the date hereof, none of these restricted stock options are immediately exercisable. These restricted stock options vest with respect to 2,500 Shares on April 16, 2001. All of these Shares are covered by this Prospectus. On March 4, 1999, Mr. Weil beneficially owned 15,350 Shares.

                  Upon a Change in Control (as defined in the Plans), termination of a participant's employment due to death, disability or approved retirement before age 65 or any retirement after age 65, all options outstanding shall immediately vest and shall be fully exercisable, provided that the options will not vest or be exercisable prior to one year after the original date of grant unless a Change in Control has occurred. Upon termination of employment of a participant other than for any reason set forth above, all options held by the participant which are not vested as of the effective date of termination shall be forfeited. In the case of termination at the request of the Company without cause and prior to a change in control, the participant may exercise any vested options for a period of two years following the termination of employment, and in the case of voluntary termination by the participant (other than due to retirement), the participant may exercise any vested options for a period of six months and one day following the termination of employment. However, the Compensation Committee of the Company's Board of Directors, in its sole discretion, may immediately vest all or any portion of the options of a participant not vested as of such date upon written notice to the participant.

                              PLAN OF DISTRIBUTION

                  The Company will receive no proceeds from this offering. The securities offered hereby may be sold by a Selling Security Holder acting as a principal for his own account through market transactions on the NYSE, in one or more negotiated transactions at negotiated prices, or otherwise. The sale of such securities may be offered to or through underwriters, brokers or dealers, and such underwriters, brokers or dealers may receive compensation in the form of underwriting discounts, commissions or concessions from a Selling Security Holder and/or the purchasers of the securities for whom they act as agent. A Selling Security Holder and any underwriters, brokers or dealers that participate in the distribution of the securities may, the Company not so conceding, be deemed to be underwriters and any compensation received by them and any provided pursuant to the sale of the securities by them might be deemed to be underwriting discounts and commissions under the Securities Act. In order to comply with certain states' securities laws, if applicable, the securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless the securities have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.


                          DESCRIPTION OF CAPITAL STOCK

                  The Company's authorized share capital consists of 200,000,000 Class A Shares, 100 Class B Shares, and 35,000,000 preference shares. The Company's Class A Shares are registered under the Exchange Act. The following is a summary of the provisions of the Company's Amended and Restated Articles of Association (the "Articles of Association") and its Amended and Restated Memorandum of Association (the "Memorandum of Association") and is qualified in its entirety by reference thereto.

                  The authorized share capital of the Company consists of (i) 200 million Class A Shares, of which 66,851,070 were outstanding as of March 4, 1999 and (ii) 100 Class B Shares, of which four (4) were outstanding as of March 4, 1999, and held by William Farley and his affiliates (collectively, "Farley"). All Class A Shares and Class B Shares currently outstanding are fully paid and nonassessable.

                  Voting. Holders of Class A Shares are entitled to one vote per share. Holders of Class B Shares are entitled to 26,147,105 votes in the aggregate, or approximately 30% of the aggregate voting power of the Company. All actions submitted to a vote of shareholders are voted on by the holders of Class A Shares and Class B Shares, voting together as a single class, except as otherwise set forth below or as provided by law.

                  With respect to the election of directors, holders of Class A Shares, voting as a separate class, are entitled to elect 25% of the total number of directors constituting the entire Board of Directors of the Company for so long as any Class B Shares are outstanding, and, if not a whole number, then the holders of the Class A Shares are entitled to elect the nearest higher whole number of directors that is at least 25% of the total number of directors.

                  There are no limitations on the right of nonresident shareholders to hold or vote their Class A Shares imposed by Cayman Islands law or the Company's Articles of Association; provided, however, that, except as otherwise required by Cayman Islands law, the Company shall not be bound to recognize any equitable, contingent, future or partial interest in any share except the absolute right in the registered holder. The rights attached to any separate class of shares (unless otherwise provided by the terms of the shares of that class) may be varied only with the consent in writing of the holders of a majority of the shares of that class or by a Special Resolution (as defined below) passed at a separate general meeting of holders of the shares of that class. The necessary quorum for such a meeting shall be holders of at least a majority of the shares of that class and any holder of shares of the class present in person or by proxy may demand a vote and, on such vote, shall have one vote for each share of the class of which he is the holder. No additional Class B Shares may be issued without the consent in writing of the holders of a majority of the Class B Shares or by a Special Resolution of such shareholders. The rights attached to any class of shares, other than the Class B Shares, shall not be deemed to be varied by the issuance of additional shares that rank pari passu with such shares.

                  Dividends. Holders of Class A Shares are entitled to participate pari passu, on a share for share basis, with the holders of any other class of ordinary shares outstanding, including the Class B Shares, with respect to any dividends declared by the Board of Directors of the Company.

                  Liquidation. Upon the liquidation of the Company, subject to the rights of any holders of the Company's preference shares, the holders of Class A Shares will participate in the assets available for distribution pari passu, on a share for share basis, with the holders of any other class of ordinary shares outstanding (including the Class B Shares). If the Company shall be wound up, the liquidator, by a Special Resolution and any other approvals required by Cayman Islands law, may divide among the holders of Class A Shares and Class B Shares in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as the liquidator deems fair upon any property to be so divided and the liquidator may determine how such division shall be carried out as between the holders of the Class A Shares and Class B Shares. The liquidator following a Special Resolution of shareholders may transfer all or any part of the assets of the Company in trust for the benefit of shareholders as the liquidator, with such approval shall determine.

                  A Special Resolution is a resolution passed by two-thirds of such shareholders as, being entitled to do so, vote in person, or where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose such resolution has been duly given or which has been approved in writing by all shareholders of a company entitled to vote at a general meeting of the company.

                  Redemption. The Class A Shares are not subject to redemption either by the Company or the holder thereof. The Class B Shares held by Farley are redeemable by the Company in certain circumstances more fully described in the S-4 Registration Statement.

                  Other Terms. The Class B Shares are not transferrable by the holders thereof except to affiliates of Farley. The Class A Shares contain no restrictions on transfer.

                  Transfer Agent. The Company's Transfer Agent and Registrar for the Class A Shares is Chase Mellon Shareholders Services.

PREFERENCE SHARES

                  Under the Memorandum of Association and the Articles of Association, the Company will have the authority to issue 35,000,000 preference shares. Under the Articles of Association, subject to the special rights attaching to any class of shares of the Company not being varied, the Board of Directors of the Company may establish one or more classes or series of preference shares having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations that the Board of Directors fixes without any shareholder approval.

                                  LEGAL MATTERS

                  Certain legal matters with respect to the validity of the Class A Shares offered hereby have been passed upon for the Company by Truman Bodden & Company, Cayman Islands, BWI.

                                      * * *

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM     3.       INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents, which have been filed with the Commission, are incorporated herein by reference and made a part hereof:

                  (i) The Annual Report on Form 10-K for the year ended December 31, 1997 of FTL-Delaware as amended on Form 10K/A dated August 10, 1998;

                  (ii) The Quarterly Report on Form 10-Q for the quarter ended September 26, 1998 of FTL-Delaware; and

                  (iii) The Quarterly Report on Form 10-Q for the quarter ended June 27, 1998 of FTL-Delaware; and

                  (iv) The Quarterly Report on Form 10-Q for the quarter ended March 28, 1998 of FTL-Delaware; and

                  (v) The Current Reports on Form 8-K dated February 11, 1998, February 12, 1998, July 24, 1998, February 17, 1999 and March 4, 1999 and on Form 8-K/A dated February 23, 1998 of FTL-Delaware; and

                  (vi) The description of the Company's Class A Shares contained in the Company's S-4 Registration Statement; and

                  (vii) The S-4 Registration Statement.

                  In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained therein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                  The Company hereby undertakes to provide without charge to each person who has received a copy of the prospectus to which this Registration Statement relates, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this Registration Statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference).

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Company is a Cayman Islands company. Article 119 of the Company's Amended and Restated Articles of Association, filed as Exhibit 3.3 to the S-4 Registration Statement, contains provisions with respect to indemnification of the Company's officers and directors. Such provisions provide that the Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, the Company, against any liability or expense actually and reasonably incurred by such person in respect thereof. The Company shall also advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent now or hereafter permitted by law. Such indemnification and advancement of expenses are not exclusive of any other right to indemnification or advancement of expenses provided by law or otherwise. The Articles of Association also provide that except under certain circumstances, directors of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duties as a director.

                  The Companies Law (1995 Revision) of the Cayman Islands does not set out any specific restrictions on the ability of a company to indemnify officers or directors. However, the application of basic principles and certain Commonwealth case law which is likely to be persuasive in the Cayman Islands would indicate that indemnification is generally permissible except in the event that there had been fraud or wilful default on the part of the officer or director or reckless disregard of his duties and obligations to the Company.

                  The Company has purchased directors' and officers' liability insurance covering certain liabilities incurred by its officers and directors and those of its subsidiaries and affiliates in connection with the performance of their duties.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following is a list of all exhibits filed as part of this Registration Statement on Form S-8, including those incorporated by reference.

EXHIBIT
NUMBER            DESCRIPTION

4.1               Amended and Restated Articles of Association of FTL-Cayman.
                  (1)

4.2               Amended and Restated Memorandum of Association of FTL-Cayman.
                  (1)

4.3               Form of Certificate for the Class A Shares. (1)

4.4               Fruit of the Loom, Inc. 1995 Executive Incentive Compensation
                  Plan as Amended and Restated through 5/19/98. (3)

4.5               Fruit of the Loom, Inc. 1995 Non-Employee Directors' Stock
                  Plan. (2)

5                 Opinion of Truman Bodden & Company. (3)

23.1              Consent of Independent Auditors, Ernst & Young LLP. (3)

23.2              Consent of Counsel (included in the Opinion of Truman Bodden &
                  Company in Exhibit 5 hereto).

24                Power of Attorney


--------------------

(1) Previously filed as an exhibit to the S-4 Registration Statement and incorporated herein by reference.

(2)       Filed as Exhibit B to the Proxy Statement. (3) Filed herewith.

ITEM 9.  UNDERTAKINGS.

         1.  The Company hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect is the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in a periodic report filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The Company hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company and subsidiary companies pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois on this 2nd day of March, 1999.

                               FRUIT OF THE LOOM, LTD.

                               By:      /s/ G. William Newton
                                  ----------------------------------------------
                                   G. William Newton, Senior Vice President
                                   Finance and Acting Chief Financial Officer

                      SIGNATURE                                                       TITLE
                      ---------                                                       -----
                          *                                   Chairman of the Board and Chief Executive Officer
                                                              (Principal Executive Officer) and Director
------------------------------------------------------
                   William Farley
                                                              Senior Vice President Finance and Acting Chief
                                                              Financial Officer (Principal Financial and
                /s/ G. William Newton                         Accounting Officer)
------------------------------------------------------
                  G. William Newton


                          *
------------------------------------------------------        Director
                  Omar Z. Al Askari


                          *
------------------------------------------------------        Director
                Dennis S. Bookshester


                          *
------------------------------------------------------        Director
                  Henry A. Johnson


                          *
------------------------------------------------------        Director
                    A. Lorne Weil


                          *
------------------------------------------------------        Director
                Sir Brian G. Wolfson



------------------------------------------------------        Director
                  Mark A. McCormack



By:               /s/ Howard S. Lanznar
------------------------------------------------------
                  Howard S. Lanznar
                  Attorney-in-fact

                                  EXHIBIT INDEX


Exhibit
Number                            Description
------                            -----------

4.1       Amended and Restated Articles of Association of FTL-Cayman. (1)

4.2       Amended and Restated Memorandum of Association of FTL-Cayman. (1)

4.3       Form of Certificate for the Class A Shares. (1)

4.4 Fruit of the Loom, Inc. 1995 Executive Incentive Compensation Plan as Amended and Restated through 5/19/98. (3)

4.5       Fruit of the Loom, Inc. 1995 Non-Employee Directors' Stock Plan. (2)

5         Opinion of Truman Bodden & Company. (3)

23.1      Consent of Independent Auditors, Ernst & Young LLP. (3)

23.2 Consent of Counsel (included in the Opinion of Truman Bodden & Company in Exhibit 5 hereto).

24        Power of Attorney


--------------------

(1) Previously filed as an exhibit to the S-4 Registration Statement and incorporated herein by reference.

(2)       Filed as Exhibit B to the Proxy Statement.

(3)       Filed herewith.